UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The Bancorp, Inc.
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The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held September 29, 2016

To the Stockholders of THE BANCORP, INC.:

Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of THE BANCORP, INC., a Delaware corporation (the "Company"), will be held at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809 on Thursday, September 29, 2016 at 9:00 A.M., Delaware time.  At the Special Meeting, our stockholders will be asked to consider and vote to:

1.	Approve, for the purpose of Nasdaq Rule §5635(d), the conversion of the Company's Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock into shares of the Company's Common Stock and the issuance of such shares of the Company's common stock upon conversion.

2.	Approve, for the purpose of Nasdaq Rule §5635(c), the issuance of shares of the Company's common stock to certain officers and directors of the Company.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. The record date for the Special Meeting is August 15, 2016. Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the meeting during our regular business hours at our offices at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809 for the ten days prior to the meeting.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Directors Paul Frenkiel Secretary
 Wilmington, Delaware
August         , 2016

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on September 29, 2016:

The proxy statement is available at http://

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:
D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 29, 2016

Date, Time and Place of Meeting

The Board of Directors (the "Board") of The Bancorp, Inc., a Delaware corporation ("Bancorp," the "Company," "we," "our" and similar terms), is asking for your proxy for use at a special meeting of stockholders (the "Special Meeting") and at any adjournments or postponements thereof. We are holding the Special Meeting on Thursday, September 29, 2016, at 9:00 a.m. Eastern Time, at our offices at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about , 2016. The address of our principal executive offices is 409 Silverside Road Suite 105, Wilmington, Delaware 19809.

Purpose of Meeting

On August 5, 2016, we entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with certain institutional and accredited investors (collectively, the "Investors"), pursuant to which we sold an aggregate of 7,560,000 shares of our common stock, par value $1.00 per share (the "Common Stock"), at a purchase price of $4.50 per share, and 40,000 shares of a new series of preferred stock, Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), at a purchase price of $1,000 per share, in a private placement (the "Private Placement") for total consideration of approximately $74 million.

The Securities Purchase Agreement and the terms of the Series C Preferred Stock provide that, upon the approving vote of our stockholders, each share of Series C Preferred Stock will convert into that number of shares of Common Stock equal to (i) the $1,000 liquidation value of the Series C Preferred Stock plus all accrued and unpaid dividends thereon, divided by (ii) the conversion price of $4.50 per share, subject to adjustment as described in the Series C Preferred Stock Certificate of Designation.  Pursuant to the Securities Purchase Agreement, we agreed to seek approval of the conversion of the Series C Preferred Stock into Common Stock at a special meeting of stockholders in order to comply with Nasdaq Rule 5635(d), as described in Proposal 1.  Under Proposal 1, we are seeking this approval.

Further, we also entered into a subscription agreement dated as of August 5, 2016 (the "Subscription Agreement") with our directors and executive officers listed below (the "Affiliated Investors").  Pursuant to the Subscription Agreement, the Affiliated Investors have agreed to purchase an aggregate of 1,025,000 shares of Common Stock at $4.50 per share, contingent upon the Company obtaining stockholder approval to convert the Series C Preferred Stock to Common Stock as set forth in Proposal 1, and satisfaction of stockholder approval requirements in accordance with Nasdaq Marketplace Rule 5635(c).  Under Proposal 2, we are seeking this approval.  The following officers and directors are parties to the Subscription Agreement:  Walter Beach, John Chrystal, Daniel Cohen, Paul Frenkiel, Damian Kozlowski, Jeremy Kuiper, James McEntee III and Donald McGraw.

Available Information

Our Internet address is www.thebancorp.com. We make available free of charge through our website our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission (the "SEC").

Questions and Answers

Who can vote at the meeting?

The Board set August 15, 2016 as the record date for the Special Meeting (the "Record Date"). Except as set forth below, if you owned shares of our common stock as of the close of business on the Record Date, you may attend and vote your shares at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on.

Notwithstanding the foregoing, in accordance with Nasdaq Stock Market guidance (IM-5635-2), the 7,560,000 shares of Common Stock issued in the Private Placement will not be entitled to vote on the conversion of the shares of Series C Preferred Stock into Common Stock (Proposal 1) or the sale of Common Stock to the Affiliated Investors (Proposal 2).

What is the quorum requirement for the meeting?

The holders of a majority of our outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy and entitled to vote at the Special Meeting in order for there to be a quorum. A quorum is required to hold the meeting and conduct business. If there is no quorum, the holders of a majority of the shares present at the Special Meeting may adjourn the meeting to another date.

You will be counted as present at the Special Meeting if you are present and entitled to vote in person at the meeting or you have properly submitted a proxy card or voter instruction form, or voted by telephone or over the Internet. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.

As of the Record Date, there were                                                                                                                 shares of our common stock outstanding and entitled to vote, which means that holders of                                       shares of our common stock must be present in person or by proxy for there to be a quorum.

What proposals will be voted on at the meeting?

There are two proposals scheduled to be voted on at the meeting:

•	Approval, for the purpose of Nasdaq Rule §5635(d), of the conversion of the Company's Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock and the issuance of shares of the Company's common stock upon such conversion. ("Proposal 1").

•	Approval, for the purpose of Nasdaq Rule §5635(c), of the issuance of shares of the Company's common stock to certain officers and directors of the Company. ("Proposal 2").

Some of our officers and members of the Board have interests that could affect their decision to support or approve the proposals. Please refer to the subsections entitled " Proposal 1 – Approval, for purpose of Nasdaq Rule §5635(d), of the conversion of the Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock and the issuance of the Company's Common Stock upon such conversion  — Interests of Certain Persons," and "Proposal 2 –– Approval, for purpose of Nasdaq Rules §5635(c), of the purchase by certain officers and directors of the Company of Common Stock at a price less than the market value of the stock — Interests of Certain Persons."

Can other matters be decided at the Special Meeting?

Generally no.  Under Section 1.3 of the Company's Amended and Restated Bylaws, unless all stockholders entitled to vote are present at the Special Meeting and consent, only business stated in the Notice of Special Meeting of Stockholders (or any supplement thereto), and matters germane thereto, shall be transacted at the Special Meeting or any adjournment or postponement thereof.

How does the Board recommend I vote on each proposal?

The Board recommends that you vote:

•	FOR approval of Proposal 1.

•	FOR approval of Proposal 2.

How do I vote my shares in person at the Special Meeting?

If your shares of Common Stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, on the Record Date, you are considered, with respect to those shares, to be the stockholder of record. As the stockholder of record, you have the right to vote in person at the Special Meeting.

If your shares are held in a brokerage account or by another intermediary, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a "legal proxy" from the intermediary that is the record holder of the shares, giving you the right to vote the shares at the Special Meeting.

How can I vote my shares without attending the Special Meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other trustee or nominee. In most cases, you will be able to do this by using the Internet, by telephone or by mail.

•	Voting by Internet or telephone. You may submit your proxy over the Internet or by telephone by following the instructions for Internet or telephone voting provided with your proxy materials and on your proxy card or voter instruction form.

•	Voting by mail. You may submit your proxy by mail by completing, signing, dating and returning your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or other intermediary. If you provide specific voting instructions, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board with respect to Proposal 1 and Proposal 2 and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under stock market rules, the organization that holds your shares may generally vote at its discretion only on routine matters and cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of Proposal 1 and Proposal 2, assuming a quorum is obtained.

Is the proposal considered "routine" or considered "non-routine"?

The approvals of Proposal 1 and Proposal 2 are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect there to be broker non-votes on Proposal 1 and Proposal 2.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. The inspector of election will separately count "For" and "Against" votes, abstentions and any broker non-votes. Abstentions will be counted toward the vote total for the proposal and will have the same effect as an "Against" vote for this proposal.

What is the vote required to approve Proposal 1?

The proposal must receive a "For" vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy on Proposal 1 at the Special Meeting. Abstentions will be counted toward the vote total for the proposal and will have the same effect as an "Against" vote for this proposal.

What is the vote required to approve Proposal 2?

The proposal must receive a "For" vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy on Proposal 2 at the Special Meeting. Abstentions will be counted toward the vote total for the proposal and will have the same effect as an "Against" vote for this proposal.

How can I revoke my proxy and change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, by using the Internet or voting by telephone (either of which must be completed by 11:59 p.m. Eastern Time on September 28, 2016 — the time the latest telephone or Internet proxy is counted), or by attending the Special Meeting and voting in person. Attending the Special Meeting alone will not revoke your proxy unless you specifically request that your proxy be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Who is responsible for the costs of soliciting proxies and how will they be solicited?

The cost of soliciting proxies will be borne by the Company.  Directors, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone, but will not be specifically compensated for soliciting such proxies.

The Company has retained D.F. King & Co., Inc. ("D.F. King"), a proxy solicitation firm, to assist in connection with soliciting proxies for the Special Meeting. This proxy solicitation firm will assist in the solicitation of proxies by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. The Company will pay D.F. King a fee of $8,500, plus reimbursement of out-of-pocket expenses incurred in the process of soliciting proxies, and additional fees if the Company requests a telephone solicitation campaign of stockholders. The Company has agreed to indemnify D.F. King and certain related persons against certain liabilities relating to or arising out of the engagement. In addition, the Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the Common Stock.

PROPOSAL 1

APPROVAL, FOR PURPOSE OF NASDAQ RULE §5635(D), OF THE CONVERSION OF THE SERIES C MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL PREFERRED STOCK AND THE ISSUANCE OF THE COMPANY'S COMMON STOCK UPON SUCH CONVERSION

Background and the Agreement

In the first and second quarters of 2016, the Company's management performed analyses of capital levels, and obtained regulatory input in connection with the analysis. The analyses included capital allocations for various lines of business and peer comparisons as to capital levels and other criteria. Those other criteria included historical profitability and regulatory assessments of the Company's wholly-owned subsidiary, The Bancorp Bank.    Based on this assessment, management determined that it was prudent to raise the leverage ratio to the 8% level, which required approximately $74 million in additional equity capital.  The Company then began to work closely with Piper Jaffray & Co. to explore capital raising opportunities for purposes of raising the capital ratios, and for general corporate purposes. In June 2016, the Company, after receiving Board approval, commenced the offering of Common Stock and Series C Preferred Stock to accredited investors, in a private placement exempt from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933, amended.

Based on the orders placed by the accredited investors, the Board had lengthy discussions on the sale price of the Common Stock and the potential conversion price of the Series C Preferred Stock and potential effect on the Company. After these discussions, the Pricing Committee of the Board concluded that a Common Stock sale price and conversion price of the Series C Preferred Stock of $4.50 per share was the highest price the Company could obtain given the current market conditions.

On August 5, 2016, the Company entered into the Securities Purchase Agreement with the Investors pursuant to which the Company sold (i) 7,560,000 shares of Common Stock at a purchase price of $4.50 per share, and (ii) 40,000 shares of Series C Preferred Stock, at a purchase price of $1,000 per share, for total consideration of approximately $74 million. The Company paid approximately $3.3 million to Piper Jaffray & Co. (the "Placement Agent") as compensation for service as the Placement Agent for the Private Placement and related expense reimbursements.  The Company also paid $250,000 to one Investor as a structuring fee.

On August 5, 2016, the Company also entered into a Registration Rights Agreement with the Investors and the Affiliated Investors pursuant to which the Company agreed, among other things, to register for resale the shares of Common Stock sold in the Private Placement, the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock and the shares of Common Stock to be sold to the Affiliated Investors (the "Registration Rights Agreement").

Use of the Net Proceeds of the Private Placement

The net proceeds to us from the issuance of the Common Stock and Series C Preferred Stock are approximately $70.3 million, after deducting the Placement Agent's fees, structuring fees and other fees and expenses payable by us in connection with the Private Placement. The Company expects to use the proceeds for to raise its capital ratios and for general corporate purposes.

Reasons for the Proposal

Because the Company's Common Stock is listed on the Nasdaq Stock Market, the Company is subject to the provisions of Nasdaq Rule 5635(d), which requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a Nasdaq-listed company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the greater of book or market value of the stock.

The 7,560,000 shares of Common Stock sold in the Private Placement were the maximum number of shares permitted to be sold privately by the Company without stockholder approval.  The 40,000 shares of Series C Preferred Stock is not convertible without stockholder approval, but upon obtaining such approval will convert into 8,888,888 shares of Common Stock, which, together with the Common Stock issued in the Private Placement, will exceed 20% of the number of shares of the Company's Common Stock and voting power outstanding prior to the consummation of the Private Placement. The $4.50 per share sale price for the Common Stock in the Private Placement and the $4.50 conversion price of the Series C Preferred Stock was less than the greater of the book or market value of the Common Stock at the time we entered into the Securities Purchase Agreement.  For the aforementioned reasons, stockholder approval is required pursuant to Nasdaq Stock Market Rule 5635(d).

Consequences Associated with the Approval of this Proposal

Conversion of the Series C Preferred Stock into Common Stock. Each share of Series C Preferred Stock will automatically convert into shares of our Common Stock pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations (the "Certificate of Designation") filed by the Company with and accepted for recording by the Secretary of State of the State of Delaware. The Certificate of Designation is attached as Annex A to this Proxy Statement and is incorporated by reference herein. Assuming approval of this proposal, the number of shares of Common Stock to be issued upon such conversion will be determined by dividing (i) the $1,000 per share liquidation preference; plus (ii) any accrued but unpaid dividends on the Series C Preferred Stock, by (iii) the conversion price then in effect. The initial conversion price of the Series C Preferred Stock is $4.50 per share. Accordingly, the conversion of the Series C Preferred Stock would result in the issuance of 8,888,888 shares of our Common Stock.

Payment of Dividends on Series C Preferred Stock.  If the shares of Series C Preferred Stock are not converted into Common Stock prior to October 1, 2016, then each share of Series C Preferred Stock will begin to accrue a dividend at the rate of 12.0% per annum on the liquidation value, payable quarterly.

Elimination of Dividend and Liquidation Rights of Series C Preferred Stock. Upon stockholder approval and conversion of the Series C Preferred Stock into Common Stock, all shares of the Series C Preferred Stock will be cancelled. As a result, approval of the proposal will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series C Preferred Stock. See "Description of the Series C Preferred Stock."

Rights of Investors. If stockholder approval is received, the rights and privileges associated with our Common Stock issued upon the conversion of the Series C Preferred Stock will be identical to the rights and privileges associated with the Common Stock held by our existing common stockholders, including the right to vote on all matters presented to the holders of our Common Stock.

Dilution. If stockholder approval is received, the conversion of the Series C Preferred Stock would result in the issuance of 8,888,888 shares of our Common Stock. The issuance of 8,888,888 shares of our Common Stock would have the effect of reducing the interest of our existing stockholders that did not participate in the Private Placement with respect to earnings per share, voting power, liquidation value and book and market value per share. On the Record Date for the Annual Meeting, we had                                    shares of Common Stock issued and outstanding. Following conversion of the Series C Preferred Stock, the percentage of Common Stock issued in the Private Placement, together with the percentage of Common Stock issued as a result of conversion of the Series C Preferred Stock, is approximately              % of the number of currently outstanding shares of Common Stock.

Market Effects. The conversion of the Series C Preferred Stock may impact trading patterns and adversely affect the market price of our Common Stock. Additionally, in accordance with the Registration Rights Agreement, we intend to file a resale registration statement with the SEC to enable the Investors and Affiliated Investors to freely sell their shares of Common Stock and Common Stock to be issued upon conversion of the Series C Preferred Stock.  If significant quantities of the Common Stock are sold (or if it is perceived that they may be sold) in the public market, the trading price of our Common Stock could be adversely affected.

Consequences Associated with the Failure to Approve this Proposal

The Series C Preferred Stock Will Remain Outstanding. Unless stockholder approval is received or unless our stockholders approve a similar proposal at a subsequent meeting, the Series C Preferred Stock will remain outstanding in accordance with its terms.

Dividend Obligation Will Begin. Currently, the Series C Preferred Stock will begin accruing dividends on October 1, 2016, payable with respect to the quarter ending December 31, 2016. If stockholder approval is not obtained and the Series C Preferred Stock is not converted into Common Stock prior to October 1, 2016, each share of the Series C Preferred Stock will begin accruing dividends equal to 12.0% per annum. Such dividends will be payable quarterly in arrears, provided, however, that we may not declare or pay any dividends from and after the date which is 180 days from the date of issuance of the Series C Preferred Stock without prior consultation with, and non-objection by, the Federal Reserve Bank of Philadelphia (the "FRB").

Potential Market Effects of Failure to Pay Series C Dividends. As with any dividend, there is no assurance that we will be able to pay the dividends on the Series C Preferred Stock.  Additionally, we may neither declare nor pay any dividends from and after the date which is 180 days from the date of issuance of the Series C Preferred Stock without prior consultation with, and non-objection by, the FRB. If we are unable to pay such dividends as scheduled, the market perception could have a serious adverse impact on the price of our Common Stock.

Liquidation Preference. For as long as the Series C Preferred Stock remains outstanding, such shares will retain a senior liquidation preference over our Common Stock if we were to liquidate and, accordingly, no payments will be made to holders of our Common Stock upon our liquidation unless the full liquidation preference on the Series C Preferred Stock has been paid.

Interests of Certain Persons

When you consider the Board's recommendation to vote in favor of Proposal 1, you should be aware that certain of our directors and officers may have interests that may be different from, or in addition to, the interests of other stockholders. In particular, the purchases by the Affiliated Investors of shares of Common Stock discussed in Proposal 2 is conditioned upon the approval of Proposal 1. If Proposal 1 is not approved, such Affiliated Investors will not have the opportunity to purchase our Common Stock at the agreed-upon price.

Description of the Series C Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock as listed in the Certificate of Designation. Stockholders are urged to read carefully the Certificate of Designation in its entirety. Although we believe this summary covers the material terms and provisions of the Series C Preferred Stock as contained in the Certificate of Designation, it may not contain all the information that is important to you.

Rank. Our Series C Preferred Stock ranks with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to our Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series C Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•	pari passu with any class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock; and

•	junior to any class or series of our capital stock specifically ranking by its terms senior to the Series C Preferred Stock; provided that such issuance is approved by the holders of a majority of outstanding shares of Series C Preferred Stock.

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series C Preferred Stock, if any such class or series is authorized in the future, the holders of Series C Preferred Stock are entitled to receive, when, and if, authorized by our Board and declared by us out of legally available funds, cumulative cash dividends at the rate of 12% per annum. Dividends on any shares of the Series C Preferred Stock are payable quarterly in arrears within forty-five (45) days after the end of each quarter; provided, however, that (A) dividends will begin accruing on October 1, 2016 and the first dividend will be  payable with respect to the quarter ending December 31, 2016; and (B) we may neither declare nor pay any dividends from and after the date which is 180 days from the date of issuance of the Series C Preferred Stock without prior consultation with, and non-objection by, the FRB.

Mandatory Conversion.  Upon the approval by the holders of the Common Stock of the conversion of the Series C Preferred Stock and the issuance of Common Stock upon such conversion, each share of the Series C Preferred Stock will automatically convert into that number of shares of Common Stock equal to (i) the sum of the Liquidation Preference, described in the following section, and all accrued and unpaid dividends thereon; divided by (ii) $4.50 (as such dollar amount in this clause (ii) may be adjusted from time to time pursuant to Section 7 of the Certificate of Designation, the "Conversion Price"). Fractional shares, if any, of Common Stock will not be issued upon conversion but, in lieu thereof, we will make a cash payment based on such fraction times the closing price of our Common Stock as reported on the Nasdaq Stock Market on the trading day immediately preceding the Conversion Date.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our Common Stock or any other class or series of capital stock ranking junior to our shares of Series C Preferred Stock, the holders of shares of Series C Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to $1,000 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment of the liquidation preference.

Adjustment. If we, at any time prior to the conversion of the Series C Preferred Stock into Common Stock, (i) pay a dividend or make a distribution on the outstanding shares of Common Stock in cash, Common Stock or other assets, rights or property of the Company, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, (iv) issue any shares of our capital stock in a reclassification, recapitalization or other similar event affecting the Common Stock, (v) declare a redemption or repurchase of the Common Stock, or (vi) authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock or of any rights, then the conversion price in effect immediately prior to such event shall be adjusted (and/or any other appropriate actions shall be taken by us) so that the holder of any share of Series C Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation, cash or other assets, rights or property that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series C Preferred Stock been converted immediately prior to the occurrence of such event.

Voting Rights. Holders of the Series C Preferred Stock generally will have no voting rights and will not be included in determining the number of shares voting or entitled to vote on any matter. However, as long as any shares of Series C Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) issue any amounts or classes of securities ranking senior to the Series C Preferred Stock, (b) modify the terms of the Series C Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the holders thereof, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay any other dividends when preferred dividends on the Series C Preferred Stock are in arrears or (e) take any other action which, under the laws of Delaware or any other applicable law, requires the prior approval (by vote or written consent) of the Series C Preferred Stock voting as a separate class.

Vote Required and Board Recommendation for Proposal 1

Proposal 1 must receive a "For" vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy on Proposal 1 at the Special Meeting. Abstentions will be counted toward the vote total for the proposal and will have the same effect as an "Against" vote for this proposal. Shares represented by executed proxies that do not indicate a vote "For," "Against" or "Abstain" will be voted by the proxy holders "For" the adoption of the resolution. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board of Directors recommends a vote FOR
the conversion of the Series C Preferred Stock and the issuance of our Common Stock upon such conversion.

PROPOSAL 2

APPROVAL, FOR PURPOSES OF NASDAQ RULE §5635(C), OF THE PURCHASE BY CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY OF COMMON STOCK AT A PRICE LESS THAN THE MARKET VALUE OF THE STOCK

Background and the Agreement

In connection with the sale of Common Stock and Series C Preferred Stock to accredited investors pursuant to the Securities Purchase Agreement, the Company entered into the Subscription Agreement with certain Affiliated Investors for the sale of 1,025,000 shares of Common Stock at $4.50 per share, the same price as we agreed to sell to purchasers under the Securities Purchase Agreement.  Under the terms of the Subscription Agreement, the sale of shares of Common Stock is contingent on (i) the stockholders approving the conversion into Common Stock of the Series C Preferred Stock in Proposal 1, and (ii) obtaining stockholder approval under Nasdaq rules.

Use of the Net Proceeds of the Private Placement

The net proceeds to us from the issuance of the Common Stock will be approximately $4.6 million. We expect to use the proceeds for to raise our capital ratios and for general corporate purposes.

Reasons for the Proposal

Because the Company's Common Stock is listed on the Nasdaq Stock Market, the Company is subject to the provisions of Nasdaq Rules 5635(c). Nasdaq Rule 5635(c) requires stockholder approval before the issuance of common stock, or securities convertible into or exercisable for common stock, to a Nasdaq-listed company's officers, directors, employees or consultants in a private placement at a price less than the market value of the stock, calculated as the closing bid price for such shares on the trading day immediately prior to entry into the agreement.

The Subscription Agreement provides for the sale of shares of Common Stock to the Affiliated Investors at a price of $4.50 per share, which is less than the closing bid price of our Common Stock as reported on the Nasdaq Stock Market on August 4, 2016, the trading day immediately prior to the date we entered into the Subscription Agreement.  Because the Subscription Agreement provides for the sale of Common Stock to our officers and directors at a price below the closing bid price of our Common Stock as reported on the trading day immediately before entry into the Subscription Agreement, stockholder approval is required pursuant to Nasdaq Stock Market Rule 5635(c).

Consequences Associated with the Approval of this Proposal

Dilution. If stockholder approval is received, the Affiliated Investors would purchase 1,025,000 shares of Common Stock, which would have the effect of reducing the interest of our existing stockholders with respect to earnings per share, voting power, liquidation value and book and market value per share. On the Record Date for the Special Meeting, assuming conversion of the 8,888,888 shares of Common Stock to be issued upon conversion of the Series C Preferred Stock, we would have had                                           shares of Common Stock issued and outstanding. The issuance of the Common Stock to the Affiliated Investors would represent approximately                  % of the number of then-outstanding shares of Common Stock.

Market Effects. The issuance of the shares of Common Stock to the Affiliated Investors may impact trading patterns and adversely affect the market price of our Common Stock. Additionally, in accordance with the Registration Rights Agreement, we intend to file a resale registration statement with the SEC to enable the Affiliated Investors to freely sell their shares of Common Stock.  If significant quantities of our Common Stock that are issued to Affiliated Investors are sold (or if it is perceived that they may be sold) in the public market, the trading price of our Common Stock could be adversely affected.

Consequences Associated with Failure to Approve this Proposal

If stockholder approval is not obtained, the Subscription Agreement will terminate and the Affiliated Investors would not purchase shares of Common Stock.  The Company would not receive the approximate $4.6 million in proceeds from the sale.

Interests of Certain Persons

When you consider the Board's recommendation to vote in favor of Proposal 2, you should be aware that certain of our directors and officers may have interests that may be different from, or in addition to, the interests of other stockholders. In particular, if stockholder approval is obtained, the Affiliated Investors will purchase shares of Common Stock at a price that was below the closing bid price on the day prior to the execution of the Subscription Agreement. In addition to obtaining the stockholder approval in this Proposal 2, the purchase by Affiliated Investors is conditioned upon the approval of Proposal 1.

Vote Required and Board Recommendation for Proposal 2

This proposal must receive a "For" vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy on Proposal 2 at the Special Meeting. Abstentions will be counted toward the vote total for the proposal and will have the same effect as an "Against" vote for this proposal. Shares represented by executed proxies that do not indicate a vote "For," "Against" or "Abstain" will be voted by the proxy holders "For" the adoption of the resolution. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board of Directors recommends a vote FOR
the sale of shares of Common Stock to officers and directors of the Company at a price below market value.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of our Common Stock owned as of July 31, 2016, by each of our directors and executive officers, all of the directors and executive officers as a group and other persons who beneficially own more than 5% of our outstanding voting securities. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security, if that person has or shares voting power or investment power with respect to such security, or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed to be outstanding for purposes of computing the percentage of any other person.

As of the Record Date and prior to giving effect to the transactions under the Securities Purchase Agreement and Subscription Agreement, a total of  shares of Common Stock were outstanding and entitled to vote at the Special Meeting. After giving effect to the shares of Common Stock issued in the Private Placement, a total of                                         shares of Common Stock were outstanding as of the Record Date.  Because purchasers under the Securities Purchase Agreement may not vote any of the shares issued in connection with the Private Placement, the figures in the beneficial ownership table below do not include the shares of Common Stock (i) issued in the Private Placement, (ii) issuable upon conversion of the Series C Preferred Stock and (iii) issuable to the Affiliated Investors pursuant to the Subscription Agreement. If stockholders approve Proposals 1 and  2, we will have                                   shares of Common Stock outstanding.

	Common		Percent
Directors(2)	Shares(1)		of Class
Cohen, Daniel	867,516	(3)	2.28%
Beach, Walter	1,117,818	(4)	2.95%
Bradley, Michael	51,000	(5)	*
Chrystal, John	18,787	(6)	*
Cohn, Matthew	68,063	(7)	*
Kozlov, Hersh	15,500		*
Kozlowski, Damian	--		--
Lamb, William	179,750	(8)	*
McEntee, James	124,084	(9)	*
Tuan, Mei-Mei	1,000		*

Executive Officers(2)
Frenkiel, Paul	168,722	(10)	*
Kuiper, Jeremy	157,141	(11)	*
McGraw, Donald	171,158	(12)	*
Pareigat, Thomas	40,569	(13)	*
Turowski, Steven	1,232	(14)	*
Leto, John	--		--
McFadden, Hugh	--		--

All executive officers and directors (17 persons)	2,982,340		7.71%

Other owners of 5% or more outstanding shares(15)
Second Curve Capital LLC	2,114,381	(16)	5.59%
BlackRock, Inc.	2,063,066	(17)	5.45%
__________________________
* Less than 1%

(1)	Includes: (a) Common Stock and (b) Common Stock receivable upon exercise of options held by such person which are vested or will vest within 60 days of July 31, 2016.

(2)	The address of all of the Company's directors and executive officers is c/o The Bancorp, Inc., 409 Silverside Road Suite 105, Wilmington, Delaware 19809.

(3)	Consists of: (a) 352,281 common shares owned directly; (b) 200,000 common shares issuable upon exercise of options; (c) 235 common shares held in a 401(k) plan account for the benefit of Mr. Cohen; and (d) 315,000 common shares owned by a charitable foundation of which Mr. Cohen is a co-trustee.

(4)	Consists of: (a) 150,829 common shares owned directly; (b) options to purchase 28,000 common shares; and (c) 938,989, common shares owned by various accounts managed by Beach Investment Counsel, Inc., Beach Asset Management, LLC or Beach Investment Management, LLC, investment management firms for which Mr. Beach is a principal and which possess investment and/or voting power over the shares. The address for these investment management firms is Five Tower Bridge, 300 Barr Harbor Drive, Suite 220, West Conshohocken, PA 19428.

(5)	Consists of: (a) 25,000 common shares owned directly and (b) 26,000 common shares issuable upon exercise of options.

(6)	Consists of: (a) 13,500 common shares owned directly, (b) 5,000 common shares issuable upon exercise of options and (c) 287 common shares held in a 401(k) plan account for the benefit of Mr. Chrystal.

(7)	Consists of: (a) 41,063 common shares owned directly and (b) 27,000 common shares issuable upon exercise of options.

(8)	Consists of: (a) 124,463 common shares owned directly, (b) 30,287 common shares held in trusts for the benefit of members of Mr. Lamb's immediate family and (c) 25,000 common shares issuable upon exercise of options.

(9)	Consists of: (a) 98,084 common shares owned directly and (b) 26,000 common shares issuable upon exercise of options.

(10)	Consists of: (a) 7,500 common shares owned directly, (b) 156,000 common shares issuable upon exercise of options and (c) 5,222 common shares held in a 401(k) plan account for the benefit of Mr. Frenkiel.

(11)	Consists of: (a) 7,500 common shares owned directly, (b) 148,000 common shares issuable upon exercise of options and (c) 1,641 common shares held in a 401(k) plan account for the benefit of Mr. Kuiper.

(12)	Consists of: (a) 23,415 common shares owned directly, (b) 140,500 common shares issuable upon exercise of options and (c) 7,243 common shares held in a 401 (k) plan account for the benefit of Mr. McGraw.

(13)	Consists of: (a) 3,750 common shares owned directly, (b) 32,500 common shares issuable upon exercise of options and (c) 4,319 Common shares held in a 401 (k) plan account for the benefit of Mr. Pareigat.

(14)	Consists of 1,232 Common shares held in a 401 (k) plan account for the benefit of Mr. Turowski.

(15)	Does not include 5% or more holders after the August 5, 2016 issuance of shares of Common Stock pursuant to the Private Placement. Upon issuance of the shares of Common Stock on August 5, 2016, the following holders would own 5% or more of the Company's Common Stock:

-	Wellington Management Group: 7.42%

-	Nantahala Capital Management: 6.16%

-	Second Curve Capital: 5.43%

(16)	Based on Form 13G/A filed by Second Curve Capital, LLC on January 27, 2016 and Form 13F for the quarter ended June 30, 2016. The address of Second Curve Capital, LLC is 350 5th Ave. Suite 4730, New York, NY 10118.

(17)	Based solely on Form 13G/A filed by BlackRock, Inc. on January 27, 2016. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

In connection with Proposal 2, the Company is required to provide information regarding the compensation program in place for its Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers. The Company must also provide compensation information for up to two additional individuals who would have been included but for the fact that they were not executive officers at the end of the fiscal year. This discussion refers to the Company's Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers as the "Named Executive Officers" or "NEOs." This discussion should be read in conjunction with the detailed tables and narrative descriptions under "Executive and Director Compensation."

The Compensation Committee is responsible for formulating and presenting recommendations to the Board of Directors with respect to the compensation of the Company's NEOs. The Compensation Committee is also responsible for administering the Company's employee benefit plans, including incentive plans. The Compensation Committee is comprised solely of independent directors.

Executive Summary

The Company's compensation policies are intended to provide appropriate compensation packages to motivate, reward, attract and retain talented and experienced executive officers while at the same time controlling the Company's compensation costs. The primary components of the Company's executive compensation program have historically been base pay and equity-based compensation. The Compensation Committee generally determines compensation amounts for individual NEOs for 12 month periods beginning on particular review dates. The Compensation Committee did not review the NEOs' compensation in 2015, accordingly, there were no salary changes, bonuses or equity compensation granted to NEOs in 2015. Additionally, the compensation standards and criteria discussed below remain unchanged from those established by the Compensation Committee in 2014.

In establishing compensation for the Company's NEOs, the Compensation Committee focuses on performance- based compensation ("pay for performance") and weights stock option and restricted stock grants accordingly. The Compensation Committee utilizes criteria which it believes will create long term shareholder value and is forward looking. It evaluates the overall performance of the Company, the performance of the Company relative to the performance of the national and regional economies, the performance of the Company in comparison with its peers and the contributions of the respective NEOs to the Company's performance. Base salary reflects ongoing performance and level of achievement. In addition, the Compensation Committee evaluates the NEOs' base salary relative to the base salary paid for similar positions within a peer group of institutions, seeking to maintain a competitive advantage in light of the NEO's performance. The Compensation Committee believes that, by focusing on a NEO's overall performance rather than pre-set criteria, the Company substantially lessens the risk of an NEO taking actions  to increase his or her compensation without due regard for potential adverse impacts on the Company.

Compensation Objectives and the Focus of Compensation Awards

The Compensation Committee believes that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. Executive officers are rewarded in order to attract and retain highly qualified individuals and to motivate them to perform in a manner that maximizes corporate performance.

The Company's executive compensation program consists of three elements to reward and motivate its executive officers in line with the Compensation Committee's objectives described above:

•	base salary;

•	bonuses; and

•	long-term equity incentives reflected in grants of stock options, restricted stock awards and phantom units.

Generally, the Compensation Committee annually reviews the Company's mix of short-term performance incentives versus longer-term incentives.  It primarily focuses compensation on base salary and equity incentives. The Compensation Committee has not established set percentages of short-term versus long-term incentives. Instead, it looks to provide a reasonable balance of those incentives, while emphasizing stock options to promote pay for performance. The Compensation Committee's policy for allocating between long-term and currently paid compensation is to set base compensation at levels adequate to attract and retain personnel, while providing incentives to maximize long-term shareholder value for the Company and its stockholders. As discussed in "Specific Elements of the Compensation Program," below, the Company provides cash compensation in the form of base salary to meet competitive salary norms. The Company also provides non-cash equity compensation to align this form of compensation with shareholder interests and the Company's long-term strategic goals. Historically, the Company has not awarded bonuses.

The Compensation Committee also "benchmarks" the Company's compensation programs to a peer group of banking institutions based upon its review of financial statements and other publicly available data. The Compensation Committee did not review the NEOs' compensation in 2015.  In 2014, the Compensation Committee utilized regional banks with total assets in the $3 billion to $4 billion range as a peer group. While the Company's payment processing business differentiates it from these institutions, this peer group represented one source for comparisons. The level of an institution's total assets and its regional location are primary factors the Compensation Committee considered in establishing the peer group. The peer group institutions consist of the following: The Dime Savings Bank, S&T Bancorp, Flushing Financial (Flushing Savings), TrustCo Bank, WSFS Financial and Beneficial Mutual. While NEO's were not reviewed in 2015, benchmarks were used in prior years.

Although considerable knowledge about the competitiveness of the Company's compensation programs is gained through the benchmarking process, the Compensation Committee recognizes that each financial institution is unique and that significant differences between institutions in regard to executive compensation practices exist. The Compensation Committee believes that the combination of short and long-term compensation that the Company provides fulfills its objectives of providing a competitive level of compensation and benefits in order to attract and retain key executives. The Compensation Committee also believes that the Company's incentive programs appropriately reward performance to achieve profitability and growth while at the same time allowing the Company to maintain controls over its compensation costs.

Compensation Methodology

The Compensation Committee ordinarily determines compensation amounts for individual NEOs for 12 month periods. The Chief Executive Officer typically provides the Compensation Committee with key elements of both the Company's and the NEOs' (other than the Chief Executive Officer's) performance as well as recommendations to assist it in determining compensation levels. In the case bonuses, if any, the Compensation Committee determines the amount of awards based the then concluded fiscal year. The Compensation Committee has the discretion to issue compensation awards at other times during the fiscal year. In 2013 and 2014, the Compensation Committee reviewed performance during the first quarter of those years. The NEOs were not reviewed in 2015. There were no salary increases, bonuses or stock compensation granted to NEOs in 2015 or 2014.

Specific Elements of the Compensation Program

Below are the specific elements of the Company's compensation program for executive officers.

Salary. The Company believes that it is important to maintain a competitive salary structure in order to retain its existing qualified executive officers and a base pay structure consistent with similarly situated executives at similarly sized banking institutions. The Company believes that a key objective of its salary structure is to maintain reasonable "fixed" compensation costs by targeting base salaries at a competitive average, taking into account the Company's and the individual's performance.

Base salaries are paid to executive officers on a bi-weekly basis, and are generally reviewed annually by the Compensation Committee as described in "Compensation Methodology," above. The Compensation Committee determines if any base pay changes should be made for executive officers. Base pay change, if any, is normally determined after considering:

•	the executive's total itemized compensation for the prior year;

•	the executive's current base pay position relative to the peer group;

•	the Company's performance and the individual's contribution to that performance for the prior year; and

•	national and regional economic conditions, their effect upon the Company and how the executive has dealt with them within his or her area of responsibility.

In 2015 and 2014, the Compensation Committee awarded no increases in base salary.

Bonus. While historically the Compensation Committee has not awarded bonuses because it generally prefers long-term equity incentive compensation (discussed below), it retains the discretion to do so.  In determining whether a bonus award for one or more officers would be appropriate, the Compensation Committee considers the Company's financial performance, including net income, return on assets, return on equity, the efficiency ratio and earnings per share and would particularly focus on the contribution made to the Company by the NEO under consideration. As with base salary, the Compensation Committee also considers national and regional economic conditions. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to annual bonuses for the other executive officers, based on their respective contributions to the performance of the areas for which they are responsible. Generally, the Compensation Committee utilizes non-cash equity compensation and not cash bonuses as the primary non-base salary form of compensation. There were no bonuses in 2014 or 2015.

Long-Term Incentive Compensation. Long-term incentives are provided to executive officers through The Bancorp, Inc. Stock Option and Equity Plan of 2013 (the "2013 Plan") and similar prior plans. The plans permit the grant of stock options, restricted stock awards, stock appreciation rights and phantom units. Stock options are granted to executive officers at exercise prices equal to the then current market price of the Company's shares of Common Stock. Options and restricted stock awards under the 2013 Plan are granted on a discretionary basis taking into account the Company's financial performance and each executive's contribution to such performance. Overall, the objective of long-term incentive compensation awards is to tie the interests of executive officers directly to increases in stockholder value.  Stock options and stock grants were awarded to each NEO, in varying amounts, in 2010 through 2013.  There were no stock options or other awards granted in 2014 or 2015.

Compensation Risk Analysis

As a financial holding company regulated by the Federal Reserve Bank, which has a subsidiary bank regulated by the FDIC and the State of Delaware, the Company adheres to defined risk guidelines, practices and controls to ensure the safety and soundness of the institution.  The Company's management and Board of Directors conduct regular reviews of its business to ensure that it is operating within appropriate regulatory guidelines and with appropriate practices, supplemented by its internal audit function.

During 2014, the Compensation Committee reviewed the Company's compensation practices to ensure that (1) base salaries are appropriately competitive in light of overall compensation; (2) the Company's use of equity grants provides appropriate long term incentives; and (3) the Company offered an appropriate mix of cash and equity compensation to facilitate the alignment of the interests of the Company's senior executives with those of the Company and its stockholders.  In light of regulatory releases, the ultimate goal of the review was to assess the design, governance, policies and procedures of the Company's compensation structure to ensure that, as designed and executed, it does not motivate excessive risk-taking that could adversely impact the long-term value of the Company.

After conducting the review, the Compensation Committee concluded that the Company's incentive programs do not motivate or encourage unnecessary or excessive risk taking.  This conclusion reflected a review of the Company's structure to determine that credit and other new business approvals are independent of new business efforts.  Other factors, such as fostering an appropriate risk management culture, were also considered. The Company will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk taking that could adversely impact the long-term value of the Company.

Determination of Compensation Amounts

The Compensation Committee did not review the NEOs' compensation in 2015; accordingly, there were no salary changes, bonuses or equity compensation granted to NEOs in 2015. In 2014, the Compensation Committee reviewed the compensation of the NEOs in the first quarter of 2014. After consideration, the Compensation Committee concluded that no salary increases, stock compensation or bonuses should be awarded to the Chief Executive Officer in 2014. In 2013, the Compensation Committee had awarded a $100,000 increase to base salary for the then Chief Executive Officer, which amounted to 8.7% of the total compensation of all types received in 2012.  No bonus was awarded to the Chief Executive Officer in 2013. In 2014, the Compensation Committee also concluded that no salary increase, stock compensation or bonus should be awarded to any of the other NEOs. In 2013, the Chief Financial Officer received a $35,000 increase, the then President and Chief Operating Officer received a $75,000 increase, the then Executive Vice President-Commercial Loans received a $20,000 increase, the Senior Vice President and General Counsel received a $17,500 increase and no bonuses were awarded. Options and share awards were also granted to NEOs in 2013 to continue to align management with long term shareholder value and to balance issues of profitability and appropriate risk management. All options and share awards vest over a four year period to further shareholder and management alignment and to emphasize long term risk management. The Compensation Committee decided to forego any bonuses to the Chief Executive Officer or NEOs for 2010 through 2014. As noted previously, no compensation of any form was modified in 2015.

For its 2014 evaluation, the Compensation Committee believed that adjusted operating earnings and long term shareholder value, rather than shorter term movements in stock price, should be emphasized in the Chief Executive Officer's compensation methodology. The Compensation Committee believes that pay for performance should be emphasized and considers stock options as its primary pay for performance component. To further tie stock option grants to pay for performance, all NEO options and grants require a four year period over which such options ratably vest.  To emphasize the importance of long term risk management and performance, cash bonuses have not been paid to NEOs for six years.

A primary objective of long term compensation equity awards is to tie interests of NEOs to increasing shareholder value. In 2014, the Compensation Committee reviewed performance during the first quarter of 2014. The committee concluded that long term shareholder growth was enhanced by low cost deposit growth notwithstanding that such growth depressed return on assets in the short term, in the current below normal rate environment.   Additionally, the Compensation Committee considered progress made in executing management's strategy emphasizing non-interest income over interest income principally through the development of its prepaid, or stored value, card division.  Further, the Compensation Committee considered statistics which continue to show that contracts and new relationships for prepaid card fees, which is the most significant element of non-interest income growth, require multiple year periods in which expense is incurred, prior to generating revenue. The Compensation Committee also reviewed the continuing costs of the prepaid card-related infrastructure buildout, which represented significant fixed costs which can be used to generate larger fee growth. Related historical statistics were reviewed which validated the Compensation Committee's view. Expansion of compliance infrastructure had continued. Additionally, the Company continued to execute its strategy of growing low cost deposits and, as a result, its interest costs continued to be lower than its peers. The Compensation Committee reviewed the strategy for increased growth in leases, SBA loans and security backed lines of credit, noting that additional progress had been made. Accordingly, the Compensation Committee concluded that a balanced view of long term shareholder value versus current stock price should be considered in its decisions. After consideration, the Compensation Committee did not award any salary increases, stock compensation or bonuses in 2014. In 2015, NEOs were not reviewed. The Compensation Committee also determined to continue to monitor progress in managing the growth in non-interest income's impact on operating earnings and net income, which would be a primary determinant of any future bonus awards.

The Compensation Committee reiterated its previously approved compensation recoupment policy as follows:

Compensation Recoupment Policy

The compensation recoupment policy applies if the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the federal securities laws. In the event of such a restatement, the Compensation Committee will determine, in its discretion, whether (1) NEOs, regardless of whether they were directly responsible for the restatement, or (2) all other recipients of cash-based or equity based incentive compensation who were directly responsible for the restatement, have received any cash-based or equity-based incentive compensation that they would not have been entitled to receive under the restated results. The Compensation Committee then will take such actions as it deems necessary or appropriate, depending on all the facts and circumstances as determined during its review, including (i) the recoupment of all or part of any such excess compensation, (ii) recommending disciplinary actions to the Board, up to and including termination, and/or (iii) the pursuit of other available remedies.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above and has discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Walter T. Beach, Chairman
Michael J. Bradley
William H. Lamb

Executive and Director Compensation

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the NEOs for the years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other compensation ($)	Total
				(1)	(2)	(3)

John C. Chrystal Interim Chief Executive Officer(4)	2015	11,538	-	-	-	-	11,538

Frank M. Mastrangelo	2015	510,000	-	-	-	30,534	540,534
Former Chief Executive Officer(5)	2014	510,000	-	-	-	16,864	526,864
	2013	509,508	-	470,250	-	18,330	998,088

Paul Frenkiel	2015	312,200	-	-	-	15,660	327,860
Chief Financial Officer/	2014	312,200	-	-	-	9,888	322,088
Secretary	2013	310,805	-	104,500	99,400	10,614	525,319

Jeremy L. Kuiper	2015	458,060	-	-	-	16,687	474,747
Senior Vice President/	2014	458,060	-	-	-	17,531	475,591
Managing Director	2013	451,931	-	104,500	99,400	15,287	671,118

Thomas G. Pareigat	2015	347,500	-	-	-	15,660	363,160
Senior Vice President/	2014	347,500	-	-	-	15,900	363,400
General Counsel	2013	346,154	-	-	-	16,904	363,058

Donald F. McGraw Jr.	2015	317,500	-	-	-	42,183	359,683
Executive Vice President/	2014	317,500	-	-	-	17,588	335,088
Chief Credit Officer	2013	316,154	-	-	-	15,556	331,710

Daniel G. Cohen	2015	300,000	-	-	-	600	300,600
Executive Vice President	2014	300,000	-	-	-	600	300,600
	2013	294,410	-	418,000	-	-	712,410
________________
(1)	The column reflects the aggregate grant date fair value of stock awards granted during each of the last three fiscal years in accordance with FASB ASC Topic 718. There were no stock awards in 2015 or 2014.
(2)	The column reflects the aggregate grant date fair value of stock options granted during each of the last three fiscal years in accordance with FASB ASC Topic 718. There were no option awards in 2015 or 2014.
(3)	Represents the aggregate dollar amount for each NEO for perquisites and other personal benefits comprised of the Company's contributions to its 401(k) savings plan, insurance premiums and personal use of automobiles. For Mr. McGraw, the amount shown includes $24,422 of compensation for unused vacation.
(4)	Mr. Chrystal was appointed Interim Chief Executive Officer on January 29, 2016, upon the Company's receipt of non-objection from the Federal Reserve Bank of Philadelphia. He resigned as Interim Chief Executive Officer on May 31, 2016.
(5)	Mr. Mastrangelo resigned as Chief Executive Officer effective December 13, 2015.

Grants of Plan-Based Awards

The table providing information on the grant of options or other plan-based awards in 2015 is omitted because no such awards or grants were made.

Equity Compensation Plan Information

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
1999 Omnibus plan	476,124	$9.71	291,876
2005 Omnibus plan	506,500	$7.91	335,125
Stock option and equity plan of 2011	1,162,921	$8.48	72,534
Stock option and equity plan of 2013	0	-	2,200,000
Total	2,145,545	$8.58	2,899,535

* All plans authorized have been approved by shareholders.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on the current holdings of stock options and stock that has not vested by the Company's NEOs.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Options exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (2) (#)	Market value of shares or units of stock that have not vested(3) ($)

John C. Chrystal	01/23/2013	5,000	-	10.45	01/23/2023	-	-
	Total	5,000

Frank M. Mastrangelo	05/07/2010	90,000	-	7.81	05/06/2020	-	-
	12/24/2010	50,000	-	9.84	12/24/2020	-	-
	08/11/2011	50,000	-	7.36	08/11/2021	-	-
	01/25/2012	37,500	12,500	8.50	01/25/2022	-	-
	01/23/2013					22,500	143,325
	Total	227,500	12,500			22,500	143,325

Paul Frenkiel	05/07/2010	25,000	-	7.81	05/06/2020	-	-
	12/24/2010	38,000	-	9.84	12/24/2020	-	-
	08/11/2011	38,000	-	7.36	08/11/2021	-	-
	01/25/2012	30,000	10,000	8.50	01/25/2022	-	-
	01/23/2013	10,000	10,000	10.45	01/23/2023	5,000	31,850
	Total	141,000	20,000			5,000	31,850

Jeremy L. Kuiper	05/07/2010	25,000	-	7.81	05/06/2020	-	-
	12/24/2010	34,000	-	9.84	12/24/2020	-	-
	08/11/2011	34,000	-	7.36	08/11/2021	-	-
	01/25/2012	30,000	10,000	8.50	01/25/2022	-	-
	01/23/2013	10,000	10,000	10.45	01/23/2023	5,000	31,850
	Total	133,000	20,000			5,000	31,850

Thomas G. Pareigat	01/25/2012	18,750	6,250	8.50	01/25/2022	-	-
	01/23/2013	5,000	5,000	10.45	01/23/2023	2,500	15,925
	Total	23,750	11,250			2,500	15,925

Donald F. McGraw Jr.	05/07/2010	40,000	-	7.81	05/06/2020	-	-
	12/24/2010	34,000	-	9.84	12/24/2020	-	-
	08/11/2011	34,000	-	7.36	08/11/2021	-	-
	01/25/2012	18,750	6,250	8.50	01/25/2022	-	-
	01/23/2013	5,000	5,000	10.45	01/23/2023	2,500	15,925
	Total	131,750	11,250			2,500	15,925

Daniel G. Cohen	05/07/2010	55,000	-	7.81	05/06/2020	-	-
	12/24/2010	45,000	-	9.84	12/24/2020	-	-
	08/11/2011	50,000	-	7.36	08/11/2021	-	-
	01/25/2012	37,500	12,500	8.50	01/25/2022	-	-
	01/23/2013					20,000	127,400
	Total	187,500	12,500			20,000	127,400

	Total	849,500	87,500			57,500	366,275

(1)	All options listed vest at a rate of 25% per year over a period of four years from grant date.
(2)	All stock awards vest at a rate of 25% per year over a period of four years from grant date.
(3)	Market value is based on the closing market price of the Company's common stock on December 31, 2015, which was $6.37.

Option Exercises and Stock Vested in 2015

The following table provides information for the Company's NEOs regarding stock vested in 2015 and options exercised. No options were exercised in 2015.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
John C. Chrystal	-	-
Frank Mastrangelo	11,250	97,988
Paul Frenkiel	2,500	21,775
Jeremy L. Kuiper	2,500	21,775
Thomas G. Pareigat	1,250	10,887
Donald F. McGraw Jr.	1,250	10,887
Daniel G. Cohen	10,000	87,100

Director Compensation Table

The following table provides information concerning the compensation of the Company's non-employee directors for fiscal 2015. Directors who are employees or officers of the Company receive no compensation for their services as members of the Board of Directors or any committees. Each non-employee director received an annual retainer of $75,000. Each non-employee director also receives $500 for each meeting of a committee of the Board of Directors he or she attends; the Chairman of the Audit Committee and the Chairman of the Risk Oversight Committee receive $1,500 for each committee meeting attended; and the chairmen of the other committees receive $1,000 for each committee meeting attended. The independent lead director, Michael J. Bradley, receives an additional annual retainer of $20,000 per annum. No stock or option awards were made in 2015.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Walter T. Beach Michael J. Bradley John C. Chrystal(1) Matthew Cohn Hersh Kozlov William H. Lamb James J. McEntee Mei-Mei Tuan	84,000 98,500 104,500 96,000 75,000 75,000 83,000 85,000	- - - - - - - -	- - - - - - - -	84,000 98,500 104,500 96,000 75,000 75,000 83,000 85,000

(1)	Mr. Chrystal stopped receiving compensation for his service as a director when he was named Interim Chief Executive Officer on January 29, 2016, upon the Company's receipt of non-objection from the Federal Reserve Bank of Philadelphia.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Beach, Bradley and Lamb.  None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal 2015 or was formerly an officer or employee of the Company. During fiscal 2015, none of the Company's executive officers served as a director or on the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. During fiscal 2015, none of the Company's executive officers served on the compensation committee of another entity, any one of whose executive officers served on the Company's Board of Directors.

OTHER MATTERS

Under the Company's Amended and Restated Bylaws, unless all stockholders entitled to vote are present at the Special Meeting and consent, only business stated in the Notice of Special Meeting of Stockholders (or any supplement thereto), and matters germane thereto, shall be transacted at the Special Meeting or any adjournment or postponement thereof.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Rule 14a-8 the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder's proposal to be included in a public company's proxy materials.  Proposals submitted for inclusion in the Company's proxy statement for its 2017 annual meeting of stockholders must be received by the Company's Secretary on or before the close of business December 12, 2016. Additionally, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on a stockholder proposal received before February 25, 2017, if we briefly describe the matter in the proxy statement and how management's proxy holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c) (2) under the Securities Exchange Act of 1934.

Stockholders who wish to submit their recommendations for director candidates to the Nominating and Governance Committee should send their written recommendation to the Company's executive offices, The Bancorp, Inc., Attention: Nominating and Governance Committee Chairman, 409 Silverside Road Suite 105, Wilmington, Delaware 19809. These stockholders must represent that they are stockholders of the Company and will remain so through the date of the relevant annual meeting of stockholders of the Company and include the written consent of the person so recommended to serve as a director if nominated and elected and to provide such information as the Nominating and the Governance Committee may request, as well as a description of the nominee's background and qualifications. All stockholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the annual meeting of stockholders to be held in 2017, if submitted as described above by December 12, 2016.

ANNEX A

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
 SERIES C MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL PREFERRED STOCK
OF
THE BANCORP, INC.

THE BANCORP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify:

The board of directors of the Corporation (the "Board of Directors") or an applicable committee of the Board of Directors, in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law, adopted the following resolution on July 20, 2016 creating a series of shares of Preferred Stock of the Corporation designated as "Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock".

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and applicable law, a series of preferred stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.  Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

"Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(b).

"BHC Act" means the federal Bank Holding Company Act of 1956, as amended, and the Federal Reserve regulations thereunder.

"BHC Affiliates" means, with respect to a Person, its Affiliates and all of its "affiliates" as defined in the BHC Act or Regulation Y of the Federal Reserve.

"Board of Directors" means the Board of Directors of the Corporation.

"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $1.00 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

"Conversion Price" shall have the meaning set forth in Section 6(a).

"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock in accordance with the terms hereof.

"Corporation" means The Bancorp, Inc.

"DGCL" shall mean the Delaware General Corporation Law.

"Dividend Payment Date" shall have the meaning set forth in Section 3(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Federal Reserve" means the Board of Governors of the Federal Reserve System.

"Holder" means any holder of Series C Preferred Stock.

"Issuance Date" means the date of the "Closing" as defined in that certain Securities Purchase Agreement, dated August 5, 2016, by and among the Corporation and the "Purchasers" named therein.

"Junior Securities" shall have the meaning set forth in Section 5(a).

"Liquidation Preference" shall mean $1,000.

"Mandatory Conversion" shall have the meaning set forth in Section 6(a).

"Mandatory Conversion Date" shall have the meaning set forth in Section 6(a).

"Parity Securities" shall have the meaning set forth in Section 5(a).

"Permitted Transfer" means a transfer by any Holder: (i) in a widespread public distribution; (ii) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of any class of Voting Securities of the Corporation; or (iii) to a transferee that would control more than fifty percent (50%) of the Voting Securities of the Corporation without any transfer from the Holder.

"Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Securities" shall have the meaning set forth in Section 5(a).

"Series C Cash Dividend" shall have the meaning set forth in Section 3(a).

"Series C Cash Dividend Rate" shall have the meaning set forth in Section 3(a).

"Series C Preferred Stock" shall have the meaning set forth in Section 2(a).

"Series C Preferred Stock Register" shall have the meaning set forth in Section 2(b).

"Share Delivery Date" shall have the meaning set forth in Section 6(d)(i).

"Stockholder Approval" means the time after which the Corporation shall have obtained stockholder approval, in accordance with the Corporation's amended and restated bylaws, of the Corporation's stockholders in accordance with Section 5635(e)(4) of the Equity Rules of The NASDAQ Stock Market (or any successor provisions thereto or any similar provisions of any stock exchange on which the Common Stock is listed) with respect to the issuance of all of the Securities as described in the Securities Purchase Agreement, including, without limitation, the issuance of the Common Stock issuable upon conversion of the Series C Preferred Stock.

"Trading Day" means a day on which the Common Stock is traded for any period on the principal securities exchange on which the Common Stock is then traded, or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

"Voting Conversion Limit" has the meaning set forth in Section 6(b).

"Voting Ownership Interest" means, with respect to any particular date and with respect to any Holder, the percentage of any class of Voting Securities of the Corporation deemed to be owned or controlled by the Holder (when aggregated with its BHC Affiliates) for purposes of, and in accordance with, the BHC Act and its implementing regulations and guidance.

"Voting Securities" has the meaning set forth in the BHC Act and any rules and regulations promulgated thereunder.

Section 2.  Designation, Amount and Par Value; Assignment.

(a)            The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation's Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock (the "Series C Preferred Stock") and the number of shares so designated shall be 40,000 (which shall not be subject to increase without the written consent of the Holders of a majority of the issued and outstanding Series C Preferred Stock). Each share of Series C Preferred Stock shall have a par value of $0.01 per share.

(b)            The Corporation shall register shares of the Series C Preferred Stock in the name of the Holders thereof from time to time upon records to be maintained by the Corporation for that purpose, or, at the option of the Corporation, the Corporation's transfer agent (the "Series C Preferred Stock Register"). The Series C Preferred Stock shall be issued in book entry only, provided that the Corporation shall issue one or more certificates representing shares of Series C Preferred Stock, to the extent such issuance is requested by a given Holder. References herein to certificates representing the Series C Preferred Stock shall apply only if such shares have been issued in certificated form. The Corporation may deem and treat the registered Holder of shares of Series C Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series C Preferred Stock in the Series C Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series C Preferred Stock so transferred shall be issued to the transferee (if requested) and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3.  Dividends.

(a)            Unless the Series C Preferred Stock has been converted in accordance with Section 6, and subject to the preferential rights of holders of any class or series of Senior Securities, the holders of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cash dividends at the rate of 12% per annum (the "Series C Cash Dividend Rate"). Dividends on the Series C Preferred Stock are cumulative. Dividends on any shares of the Series C Preferred Stock (each a "Series C Cash Dividend") shall be payable quarterly in arrears within forty-five (45) days after the end of each quarter (each such payment date, a "Dividend Payment Date"); provided, however, (A) dividends will begin accruing on October 1, 2016 and the first Series C Cash Dividend will be  payable with respect to the quarter ending December 31, 2016; and (B) the Corporation shall neither declare nor pay any Series C Cash Dividends from and after the date which is 180 days from the Issuance Date without prior consultation with, and non-objection by, the Federal Reserve Bank of Philadelphia.  Any dividend payable on the Series C Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be any date designated by the Board of Directors for the payment of dividends that is not more than 90 nor less than five days prior to such Dividend Payment Date. If the Series C Preferred Stock is converted into Common Stock prior to October 1, 2016, pursuant to Section 6, then no dividends shall be payable on the Series C Preferred Stock.

(b)            No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

(c)            So long as any shares of Series C Preferred Stock remain outstanding, if all dividends payable pursuant to Section 3 on all outstanding shares of the Series C Preferred Stock for any Dividend Payment Date have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not (x) declare or pay dividends with respect to, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities and (iv) any purchase of fractional interests in shares of the Corporation's share capital pursuant to the conversion or exchange provisions of such share capital or the securities being converted or exchanged.

(d)            When dividends are not paid in full upon the Series C Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series C Preferred Stock and any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series C Preferred Stock and accumulated, accrued and unpaid on such Parity Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Stock does not have a cumulative dividend).

Section 4.  Voting Rights.  Except as otherwise provided herein or as otherwise required by the DGCL, the Series C Preferred Stock shall have no voting rights and shall not be included in determining the number of shares voting or entitled to vote on any matter. However, as long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) issue additional amounts or classes of Senior Securities, (b) modify the terms of the Series C Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the Holders, (c) liquidate, dissolve or wind-up the business and affairs of the Corporation in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series C Preferred Stock are in arrears or (e) take any other action which, under the laws of Delaware or any other applicable law, requires the prior approval (by vote or written consent) of the Series C Preferred Stock voting as a separate class.

Section 5.  Rank; Liquidation.

(a)            The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series C Preferred Stock ("Junior Securities"); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock ("Parity Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series C Preferred Stock ("Senior Securities"), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

(b)            Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Liquidation Preference plus an additional amount equal to any dividends accrued and unpaid and/or declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series C Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series C Preferred Stock and Parity Securities.

Section 6.  Mandatory Conversion.

(a)            Mandatory Conversion Upon Stockholder Approval. Upon the Corporation obtaining Stockholder Approval (the time of obtaining such Stockholder Approval is referred to herein as the "Mandatory Conversion Date"), then all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock (the "Mandatory Conversion") equal to (i) the sum of the Liquidation Preference and all accrued and unpaid dividends thereon; divided by (ii) $4.50 (as such dollar amount in this clause (ii) may be adjusted from time to time pursuant to Section 7, the "Conversion Price").

(b)            Beneficial Ownership Limitation.

(i)            Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to such Conversion, such Holder (together with such Holder's Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with that of the Holder for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any "group" of which the Holder is a member) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock.  Except as set forth in the preceding sentence, for purposes of this Section 6(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission.  For purposes of this Section 6(b), in determining the number of outstanding shares of Common Stock, absent actual knowledge of such Holder to the contrary, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation's most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation's transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to the Mandatory Conversion.

(ii)            Notwithstanding anything to the contrary contained in this Certificate of Designation, if, as of the Mandatory Conversion Date, the conversion of the Series C Preferred Stock would result in the Holder thereof (together with its BHC Affiliates) owning or controlling in the aggregate more than a 9.9% Voting Ownership Interest, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder and its BHC Affiliates of Voting Securities of the Corporation (the "Voting Conversion Limit"), then then such shares of Series C Preferred Stock owned by such Holder shall not be converted on such the Mandatory Conversion Date to the extent such conversion would result in such Holder and its BHC Affiliates owning or controlling in the aggregate Voting Securities in excess of the Voting Conversion Limit (for the avoidance of doubt, thereby permitting conversion of shares up to but not exceeding the Voting Conversion Limit). Each share of Series C Preferred Stock that is not converted on the Mandatory Conversion Date due to the Voting Conversion Limit shall remain outstanding and shall be converted into Common Stock at the Conversion Price, following a transfer of such Series C Preferred Stock to a transferee pursuant to a Permitted Transfer upon the election of such transferee

(c)            Mechanics of Conversion

(i)            Procedural Requirements. All holders of record of shares of Series C Preferred Stock shall be sent written notice of the Mandatory Conversion Date. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Date. Upon receipt of such notice, each holder of certificated shares of Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C Preferred Stock converted pursuant to Section 6(a), including the rights, if any, to receive notices and vote (other than notice of the Mandatory Conversion Date or as a holder of Common Stock), will terminate at the Mandatory Conversion Date (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time). As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement), if any, for Series C Preferred Stock, the Corporation shall authorize American Stock Transfer and Trust Company (the "Transfer Agent") to register in the name of the Holder such Conversion Shares on the book-entry system of the Transfer Agent. If the Holder wishes to hold the Conversion Shares in certificated form, the Holder may so request and the Transfer Agent will mail to the holder on or more stock certificates evidencing the Holder's Conversion Shares. Holders of uncertificated shares of Series C Preferred Stock will have their shares automatically converted, and such Conversion Shares will be reflected on the book-entry system of the Transfer Agent. The Corporation will also issue and deliver to such Holder cash as provided in Section 6(c)(iii) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(ii)            Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times when any Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Certificate of Incorporation.

(iii)            Fractional Shares. Fractional shares, if any, of Common Stock will not be issued upon conversion but, in lieu thereof, the Corporation will make a cash payment based on such fraction times the closing price of the Corporation's Common Stock as reported on the NASDAQ Stock Market or such other stock exchange or quotation system on which the Common Stock is then listed or quoted, on the trading day immediately preceding the Mandatory Conversion Date.

(iv)            Transfer Taxes.  The issuance of certificates for shares of the Common Stock upon conversion of the Series C Preferred Stock shall be made without charge to any Holder for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series C Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7.  Certain Adjustments.

(a)            If the Corporation shall, at any time or from time to time prior to conversion of shares of Series C Preferred Stock, (i) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in cash, Common Stock or other assets, rights or property of the Company, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, (iv) issue any shares of its capital stock in a reclassification, recapitalization or other similar event affecting the Common Stock, (v) declare a redemption or repurchase of the Common Stock, or (vi) authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock or of any rights, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and/or any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series C Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation, cash or other assets, rights or property that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series C Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(a) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution, or (B) in the case of any such subdivision, combination or reclassification, recapitalization or other similar event, to the close of business on the day upon which such corporate action becomes effective.

(b)            No adjustment of the applicable Conversion Price for the Series C Preferred Stock shall be made in an amount less than one cent per share; provided, however, that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(c)            Notice to the Holders.

(i)            Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)            Other Notices.  If (A) the Corporation shall declare a redemption or repurchase of the Common Stock, (B) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock or of any rights, (C) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (D) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series C Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8.  Miscellaneous.

(a)  Redemption. The Series C Preferred Stock is not redeemable.

(b)  Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 409 Silverside Road, Wilmington, Delaware 19809, facsimile number (302) 793-1672, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each holder at the facsimile number or address of such holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(c)  Lost or Mutilated Series C Preferred Stock Certificate. If a Holder's Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(d)  Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series C Preferred Stock granted hereunder may be waived as to all shares of Series C Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series C Preferred Stock then outstanding.

(e)  Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f)  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g)  Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h)  Status of Converted Series C Preferred Stock. If any shares of Series C Preferred Stock shall be converted or reacquired by the Corporation, such shares shall, without need for any action by the Board of Directors or otherwise, resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Preferred Stock.

********************

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 5th day of August 2016.

THE BANCORP, INC.

By: /s/ Damian Kozlowski
Name: Damian Kozlowski
Title: Chief Executive Officer

Signature Page to Certificate of Designation

SPECIAL MEETING OF STOCKHOLDERS OF

THE BANCORP, INC.
September 29, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Special Meeting.
ACCOUNT NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at -http://[ ]

\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

			FOR	AGAINST	ABSTAIN
1.
Proposal to approve, for the purpose of Nasdaq Rule §5635(d), the conversion of the Company's Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock into shares of the Company's Common Stock and the issuance of such shares of the Company's common stock upon conversion.
			☐	☐	☐

	2.	Proposal to approve, for the purpose of Nasdaq Rule §5635(c), the issuance of shares of the Company's common stock to certain officers and directors of the Company.	☐	☐	☐

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" proposals 1 and 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

THE BANCORP, INC.

September 29, 2016

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at -http://[      ]

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

			FOR	AGAINST	ABSTAIN
1.
Proposal to approve, for the purpose of Nasdaq Rule §5635(d), the conversion of the Company's Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock into shares of the Company's Common Stock and the issuance of such shares of the Company's common stock upon conversion.
			☐	☐	☐

	2.	Proposal to approve, for the purpose of Nasdaq Rule §5635(c), the issuance of shares of the Company's common stock to certain officers and directors of the Company.	☐	☐	☐

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" proposals 1 and 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Damian Kozlowski and Paul Frenkiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the Common Shares of The Bancorp, Inc. held of record by the undersigned on August 15, 2016, at the Special Meeting of Stockholders to be held at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, on September 29, 2016, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)